Exhibit 10.3

Filing Ref.: LIMONEIRA COMPANY	Loan/Supplement Number:	8363846-102
	Customer Number:	0005229057

PROMISSORY NOTE AND SUPPLEMENT

TO MASTER LOAN AGREEMENT

This Non-revolving Credit Facility Supplement (alternately, "Note" or "Supplement") to a Master Loan Agreement dated June 26, 2025 ("MLA") is established as of June 26, 2025 between the undersigned Borrower and Lender identified herein.

1. PROMISE TO PAY

For value received, the LIMONEIRA COMPANY, a Delaware Corporation ("Borrower") promises to pay to the order of AgWest Farm Credit, PCA ("Lender"), a corporation organized under the laws of the United States of America, with its office at 2031 Knoll Drive, Ventura, CA 93003 or at such other place as may be designated in writing by Lender, the principal sum of $1,000,000.00 (One Million Dollars and 00/100) ("Commitment"), or so much of that sum as may be advanced by Lender from time to time, together with interest on the unpaid principal balance as specified in Section 3 below. All defined terms used in this Supplement shall have the same meaning as set forth in the MLA. All Indebtedness shall be payable by Borrower only in lawful money of the United States of America.

1.1	NON-REVOLVING CREDIT FACILITY. On the terms and conditions in the MLA and this Supplement, Lender agrees to make Loan advances to Borrower during the period set forth below in the aggregate principal amount not to exceed at any one time outstanding the Commitment or the borrowing base or other guidelines where applicable, whichever is less. Amounts borrowed and later repaid may not be reborrowed.

1.2	TERM. The term of the Commitment shall be from the date of this Supplement up to and including the Maturity Date, or such later date as Lender may in its sole discretion authorize in writing. Borrower may draw funds only during the term of the Commitment.

1.3	ONGOING REQUIREMENTS AND REPRESENTATIONS. At the time of any draw request or draw by Borrower or advance of Loan funds by Lender, Borrower shall not be in default hereunder. Any request for or acceptance of a draw by Borrower constitutes an ongoing representation by Borrower that Borrower continues to comply with the conditions and terms in this Agreement, the Security Instruments or any Loan Document in connection herewith, and that title to the Property defined in the Security Instruments has not been transferred without Lender's written consent. If a default occurs, one of Lender's remedies includes Lender's right to immediately terminate Borrower's right to make draws hereunder, with or without notice to Borrower.

1.4	PROCEDURE FOR DRAWING FUNDS. All draws requested hereunder shall comply with applicable procedures established by Lender from time to time. Lender's records shall be conclusive evidence of draw requests. Each advance of Loan funds hereunder may be made upon a verbal, written, or telecopied request from Borrower to Lender. Lender may rely on any verbal request for a draw as fully as if such request were in writing. Upon fulfillment of the applicable conditions for making a draw, Lender shall disburse the amount of the requested draw to Borrower in such manner as Lender and Borrower may from time to time agree.

1.4.1	DISBURSEMENT INSTRUCTIONS. Borrower agrees that loan funds hereunder will only be disbursed upon request through Lender’s loan officer and shall be used solely to support calls on Letters of Credit pursuant to the unexpired Letter of Credit Applications and Agreements between Lender and Borrower regarding the Loan Number referenced above, as amended and/or replaced from time to time. Said Letter of Credit Applications and Agreements being fully incorporated herein by this reference.

MLA Note And Supplement
Wolters Kluwer Financial Services, Inc.

Filing Ref.: LIMONEIRA COMPANY	Loan/Supplement Number:	8363846-102
	Customer Number:	0005229057

2. PAYMENTS

Fifty Nine (59) Monthly interest only payments in the amount billed, beginning on August 1, 2025. One (1) installment of interest in the amount billed and principal, to be paid on July 1, 2030.

Payments, other than those required in this Section or elsewhere herein, may be made at any time and in any amount during the term of this Note, unless limited or prohibited herein or unless otherwise required by Lender in writing. This Loan is due and payable in full on July 1, 2030 ("Maturity Date"), at which time Borrower shall pay the unpaid principal balance and all accrued interest in full.

At Lender's option, a change in the interest rate or an advance may either increase or decrease one or more of the following: the amount of each installment due, the amount of the final installment (resulting in a final installment due at the Maturity Date which may be greater than any previous installments) or the total number of installments due.

3. INTEREST

3.1	INITIAL INTEREST RATE. The interest rate applicable to the Note is a Variable Interest Rate ("Variable Interest Rate") using the Administered Variable rate as a base and shall change in accordance with Sections 3.2 through 3.3 below. Interest shall accrue at the Variable Interest Rate as established by Lender.

Interest will be charged on the entire unpaid principal balance of this Note, including payments not made when due and any other sums owing hereunder. Interest charged hereunder, including any acceleration interest rate, all late charges, default interest and other charges, and all other amounts charged hereunder, shall not be limited by the laws of any state, including any state laws relating to a legal rate or other interest rate, but shall be governed solely by applicable federal laws.

The “Administered Variable” on any given date, is the per annum interest rate as made available and determined by Lender in its sole discretion, rounded to the nearest 0.001 percent. Interest will be calculated on the basis of a 365-day year and the actual number of days in each month. Interest charges will begin on the date Lender disburses principal and continue until the Indebtedness is paid in full with interest. The adjusted Administered Variable rate in effect on this date is 6.900% per annum ("Initial Interest Rate"). The Initial Interest Rate is subject to change and may be different at the time the Loan is closed.

3.2	CHANGE IN INTEREST RATE. The Variable Interest Rate applicable to this Note may be adjusted automatically as of the first day of any month under the provisions of the Administered Variable rate in effect at that time.

NOTICE. If Lender changes Borrower’s Variable Interest Rate, Lender will give Borrower notice of such rate change to the extent required by and in accordance with the then applicable law. Any notices under this Supplement shall be given in accordance with the notice section of the MLA.

4. INTEREST FOR OVERDUE PAYMENTS

Any interest or other sum owed hereunder which is not paid when due shall be added to the outstanding principal balance of the Loan and such combined amount shall thereafter bear interest at the same rate as the principal portion of the Loan.

5. DEFAULT AND REMEDIES

Borrower is in default on this Supplement under the circumstances described in the MLA governing this Supplement. If a default occurs, Lender shall have all the Remedies described in the MLA.

MLA Note And Supplement
Wolters Kluwer Financial Services, Inc.

Filing Ref.: LIMONEIRA COMPANY	Loan/Supplement Number:	8363846-102
	Customer Number:	0005229057

6. SECURITY

The security given by Borrower to Lender includes, without limitation, the following:

6.1	By signing below, the undersigned individually and collectively represent that there have been NO CHANGES in the ownership, condition, or location of any collateral previously pledged to Lender, which is also pledged as Collateral for this Note.

6.2	This Note is secured by a real estate Deed of Trust recorded on June 22, 2017, Instrument # 20170622-00081038-0, as supplemented or amended from time to time, in the official records of Ventura County, State of California.

6.3	This Note shall be secured by a security interest in personal property granted by the Security Instruments and all additions, replacements or amendments thereto as such may be made from time to time.

7. PREPAYMENT; REAMORTIZATION; REFINANCE; INTEREST RATE CONVERSION

A payment, in any amount, made in advance of the scheduled payment date is a "prepayment". If Borrower, in making a prepayment, intends the prepayment to be applied to reduce the principal balance of the Note, Borrower must so inform Lender in writing accompanying the prepayment. Unless agreed to in writing otherwise, Lender may apply all prepayments in such manner as Lender, in its sole discretion, may determine. Borrower may make a full or partial prepayment on any business day without paying a prepayment fee.

Upon the making of a partial prepayment, Borrower may request to have the amount of future installments reamortized over the remaining term of the Loan, but only if Borrower so notifies Lender at the time Borrower makes the partial prepayment and only if, upon Lender’s approval of the request, Borrower pays to Lender any fees and costs that Lender may charge for such reamortization.

Lender may from time to time offer other loan or interest rate products for which Borrower qualifies. Borrower acknowledges that it may not refinance or convert this Note to another loan or interest rate product with Lender unless Borrower qualifies for such loan or product and pays to Lender any fees and costs that Lender may charge for such refinance or conversion.

8. LEGAL ENTITY STATUS

If Borrower is a legal entity, by signing below, the undersigned representatives of such entity certify that there have been NO CHANGES in: the entity's owners, directors, officers, partners, managers, trustees or beneficiaries; or in the entity's lawful powers to borrow or encumber entity assets to secure its debts; or in the authority of any person signing below to act for and bind the entity; or in the entity's Articles, Bylaws, or other applicable legal documents creating or sustaining the entity since the later of delivery to Lender of the last statement proving entity status and authorization or such entity organizational documents and consents as requested by Lender.

9. REIMBURSEMENT OF CHARGES

If any Farm Credit bank or any other provider of financing or funding to Lender shall assess against Lender any fee, cost, charge, or other amount with respect to the Indebtedness, Borrower shall reimburse Lender on demand for the amount thereof, regardless of whether such assessment arose from actions taken by Borrower.

10. REAL ESTATE SECURED NOTE

This Note is secured by a Security Instrument which describes how and under what conditions all amounts owed under this Note may become immediately due and payable. One of those conditions relates to any transfer of the property covered by the Security Instrument and to certain other transfers. Refer to each Security Instrument for the specific conditions and requirements. When the Security Instrument is a Deed of Trust, the Deed of Trust provides as follows:

DUE ON SALE OR TRANSFER. In the event the Property, (including any existing or subsequently acquired or created Water Asset), or any interest therein, is transferred or agreed to be transferred or any right to drill oil, gas or minerals is exercised in, on, or under the Property, without Beneficiary's prior written consent, except as specifically allowed under Section 6 above all Indebtedness, irrespective of the maturity dates, at the option of the holder hereof, and without demand or notice, shall immediately become due and payable. As used herein, "transferred" means sold, conveyed, alienated, exchanged, transferred by gift, further encumbered, pledged, hypothecated, made subject to an option to purchase, or otherwise disposed of, directly or indirectly, or in trust, voluntarily or involuntarily, by Trustor or by operation of law or otherwise. Failure to exercise such option shall not constitute a waiver of the right to exercise this option in the event of subsequent transfer or subsequent agreement to transfer.

MLA Note And Supplement
Wolters Kluwer Financial Services, Inc.

Filing Ref.: LIMONEIRA COMPANY	Loan/Supplement Number:	8363846-102
	Customer Number:	0005229057

If Trustor is an entity other than a natural person (such as a corporation or other organization), then all Indebtedness, irrespective of the maturity date, at the option of Beneficiary, and without demand or notice, shall become immediately due and payable if: Trustor is dissolved or its existence as a legal entity is terminated.

11. GOVERNING LAW

Enforcement of this Note, any Security Instrument, and any other Loan Document executed in connection herewith shall be governed by and construed in accordance with federal laws to the extent applicable, and shall otherwise be governed by and construed under the laws of the state of California, without regard to its conflict of laws principles, unless and to the extent a Security Instrument specifies that it shall be governed by the laws of a different state, in which case the law of the state specified in the Security Instrument shall govern regarding the Security Instrument in question.

12. SPECIAL REPRESENTATIONS, WARRANTIES, CONDITIONS AND COVENANTS.

12.1	FEES – LETTER OF CREDIT. Borrower shall pay a Letter of Credit fee in an amount equal to 1.25% of the Loan amount, to accrue yearly, the first payment due at closing and subsequent payments due one year from the date of this Note and continuing each year until the expiration of the Letter of Credit.

12.2	COVENANT COMPLIANCE CERTIFICATE. Concurrently with the delivery of the FYE (Borrower’s SEC Form 10-K) and quarterly (Borrower’s SEC Form 10-Q) Financial Statements required under the MLA, Borrower shall deliver to Lender a duly completed Compliance Certificate, certifying that all information contained therein is complete and correct and that no Event of Default exists under this Supplement or the other Loan Documents or, if any such Event of Default shall exist, stating the nature and status of such event. The term " Compliance Certificate" is defined in the MLA.

13. COUNTERPART SIGNATURES

This Note may be executed in one or more counterparts, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, each of which is for all purposes deemed an original and all such counterparts taken together, constitute one and the same instrument. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Note. A signed copy of this Note delivered by facsimile or email shall be deemed to have the same legal effect as an original signature of this Note.

REPRESENTATIVES OF LENDER ARE NOT AUTHORIZED TO MAKE ANY ORAL AGREEMENTS OR ASSURANCES. DO NOT SIGN THIS AGREEMENT IF YOU BELIEVE THAT THERE ARE ANY AGREEMENTS OR UNDERSTANDINGS BETWEEN YOU AND LENDER THAT ARE NOT SET FORTH IN WRITING IN THIS AGREEMENT OR IN OTHER LOAN DOCUMENTS PERTAINING TO THIS LOAN.

Signatures appear on the following pages

MLA Note And Supplement
Wolters Kluwer Financial Services, Inc.

Filing Ref.: LIMONEIRA COMPANY	Loan/Supplement Number:	8363846-102
	Customer Number:	0005229057

This Supplement has been executed as of the date first written above.

Signers:

LIMONEIRA COMPANY, a Delaware Corporation

Harold S. Edwards, as President of LIMONEIRA COMPANY

Mark Palamountain, as Chief Financial Officer of LIMONEIRA COMPANY

MLA Note And Supplement
Wolters Kluwer Financial Services, Inc.
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